UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 9, 2006

Administaff, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Item 7.01. Regulation FD Disclosure.

On March 9, 2006 Administaff, Inc.’s chairman and chief executive officer, Paul J. Sarvadi, established a new structured, prearranged trading plan to sell Administaff common stock, including shares issuable upon the exercise of previously granted stock options, over a designated period in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. Mr. Sarvadi’s former trading plan expired in October of 2005.

Under the new trading plan, Mr. Sarvadi and his wife, and two family limited partnerships may sell a maximum of 943,301 shares over a two-year period at predetermined stock prices ranging from $50 to $70. These shares represent approximately 35% of Mr. Sarvadi’s current common stock and stock option holdings. The plan has been initiated during the company’s open window for insider transactions.

Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information, and allows them to sell stock on a regular basis and in a non-discretionary manner, regardless of any subsequent material nonpublic information they receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMINISTAFF, INC.

By:	/s/ John H. Spurgin, II
John H. Spurgin, II
Senior Vice President, Legal,
General Counsel and Secretary

Date: March 9, 2006